As filed with the Securities and Exchange Commission on April 6, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	94-3127919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue, Suite 102 Alameda, California 94501 (510) 521-3390
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Russell Skibsted Chief Financial Officer BioTime, Inc. 1010 Atlantic Avenue, Suite 102 Alameda, California 94501 (510) 521-3390

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Michael A. Hedge
K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, California 92614
(949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, no par value per share
Preferred Stock, no par value per share
Debt Securities
Warrants
Units
Rights
Total:			$75,000,000	$8,692.50

(1)
There are being registered hereunder an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, an indeterminate number of units, and an indeterminate number of rights to purchase an indeterminate number of common stock or preferred stock, from time to time, which together shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include an indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

•
a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25,000,000 of our common stock in an at-the-market offering that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $25,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co., any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of our common stock are sold under the sales agreement, the full $75,000,000 of securities may be sold in other offerings pursuant to the base prospectus and an accompanying prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2017

PROSPECTUS

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time, we may offer and sell up to an aggregate of $75,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Our common stock is listed on the NYSE MKT and on the Tel Aviv Stock Exchange under the symbol “BTX.” On April 4, 2017, the last reported sale price for our common stock on the NYSE MKT was $3.38 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompany prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2017

You should rely only on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination of, the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell our securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  Each prospectus supplement may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references in this prospectus to “BioTime, Inc.” “BioTime,” the “Company,” “Registrant,” “we,” “us,” “our” and similar designations refer, collectively, to BioTime, Inc., a California corporation, and its consolidated subsidiaries.

ABOUT BIOTIME, INC.

Business Overview

We are a clinical-stage biotechnology company focused on developing and commercializing products addressing degenerative diseases. Our clinical programs are based on two platform technologies: pluripotent stem cells and cell and drug delivery platform technologies. The foundation of our core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. The foundation of our cell delivery platform is our HyStem® cell and drug delivery matrix technology. Our current clinical programs are targeting three primary sectors: aesthetics, ophthalmology and cell and drug delivery.

We also have significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc., or Asterias, and OncoCyte Corporation, or OncoCyte, which we founded and which, until recently, were our majority-owned consolidated subsidiaries.  Asterias (NYSE MKT: AST) is presently focused on advancing three clinical-stage programs that have the potential to address areas of very high unmet medical need in the fields of neurology (spinal cord injury) and oncology (Acute Myeloid Leukemia, or AML, and lung cancer). OncoCyte (NYSE MKT: OCX) is developing confirmatory diagnostic tests for lung cancer, breast cancer, and bladder cancer utilizing novel liquid biopsy technology. The combined market value of our holdings in Asterias and OncoCyte was about $161 million as of March 31, 2017.

We are also enabling early-stage programs in new technologies through our own research programs as well as through our subsidiaries and affiliates. These technologies have the potential to improve the treatment of diseases associated with aging, including diseases such as diabetes, and cardiovascular and metabolic disorders that affect large numbers of people. We are also researching other novel technologies that may help the body regenerate certain types of degenerated cells and tissues.

Together with our subsidiaries and affiliates, we currently have seven product candidates in human clinical trials, one of which is in a late-stage, pivotal study in Europe, one cancer diagnostic that is expected to be commercially launched in the U.S. during the second half of 2017 and several early-stage programs that may help address some of the biggest unmet medical needs faced by our aging population.

In addition, we have obtained a collection of pluripotent stem cell assets and a proprietary therapeutic delivery platform with many potential uses. Pluripotent stem cells are capable of becoming any of the cell types in the human body. Cell types derived from pluripotent stem cells have potential applications in many areas of medicine with large unmet patient needs, including various tissue injuries and age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals which almost always require a molecular target, cell therapy strategies use cell types derived from pluripotent stem cells to regenerate, replace or augment affected cells and tissues, and therefore may have broader applicability and impact than traditional pharmaceutical products. Our pluripotent stem cell technology is complemented by our HyStem® technology, which includes a family of unique, biocompatible resorbable hydrogels to deliver bioactive compositions for therapeutic benefit. HyStem® was designed to enable the effective transfer, engraftment and metabolic support for cells, whether derived from pluripotent stem cells or from a patient’s own somatic or adult stem cells.  The flexibility of the HyStem® technology also allows for direct therapeutic use and the sustained delivery of therapeutics.

Our near term therapeutic focus is in three core areas of aesthetics, ophthalmology, and cell and drug delivery. In addition, we, through our subsidiaries and affiliates, also focus on therapeutic products in neurology and oncology and liquid biopsies for diagnosis of cancer.

Facial Aesthetics

Renevia®, our lead facial aesthetics product, is a potential treatment for facial lipoatrophy. “Lipoatrophy” is another word for “fat loss or deficiency.” It is currently in a pivotal clinical trial in Europe to assess its safety and efficacy in restoring normal skin contours in patients whose subcutaneous fat, or adipose tissue, has been lost due to the use of certain drugs often used to treat patients with HIV. While this pivotal trial, if successful, is expected to enable a filing for marketing authorization in the European Union, we see this trial as supportive of U.S. development of Renevia®, for a much larger market opportunity, for treating additional forms of facial volume restorations, whether from drugs, trauma or aging. Renevia® consists of our cell-transplantation delivery matrix (HyStem®) combined with the patient’s own adipose progenitor cells. Developed as an alternative for traditional fat transfer procedures, Renevia® is designed to mimic the naturally-occurring extracellular matrix and provide a 3-D scaffold that enables effective cell transplant, engraftment and proliferation. Renevia®, is being developed with the goal of providing a natural, long-lasting improvement to the patient’s skin contouring.

Ophthalmology

OpRegen® is our lead product for ophthalmological disorders. It is a suspension of retinal pigment epithelial, or RPE, cells that are derived from pluripotent stem cells. RPE cells form the back lining of the retina, and support the function of photoreceptors (rods and cones). RPE cells can be damaged and lost in various forms of retinal degeneration. The OpRegen® therapeutic approach is to replace damaged or lost RPE cells and possibly slow disease progression and/or preserve or restore visual function. It is currently in a Phase I/IIa clinical trial for the treatment of the dry form of age-related macular degeneration, or AMD. AMD affects approximately 1.6 million newly diagnosed people annually in the U.S. and is the leading cause of blindness in people over the age of 60. Approximately 90 percent of AMD patients suffer from the dry form, for which the U.S. Food and Drug Administration, or FDA, has not approved any therapies.

In February 2017, we expanded our ophthalmology portfolio through the acquisition of exclusive global rights to technology from University of Pittsburgh through the execution of an exclusive license agreement. This technology allows the generation of three-dimensional laminated human retinal tissue derived from human pluripotent stem cells. This tissue contains all the cell types and layers of the human retina and has shown evidence of functional integration in proof of concept animal models for advanced retinal degeneration. The technology is being developed for implantation in patients to potentially treat or prevent a variety of retinal degenerative diseases.

Cell and Drug Delivery

In addition to Renevia®, we have two additional primary programs utilizing our proprietary HyStem® technology. HyStem®-BDNF is a preclinical development program for the delivery of recombinant human brain-derived neurotrophic factor, or BDNF, directly into the stroke cavity of patients with the goal of aiding in tissue repair and functional recovery. ReGlyde™ is in preclinical development as a device for viscosupplementation and a combination product for drug delivery in osteoarthritis, or OA. The viscosupplementation device program aims to administer ReGlyde™ directly into affected OA joints provide joint lubrication to reduce pain and improve quality of life. The drug delivery programs seek to enable the sustained release of therapeutics in affected OA joints to slow or reverse disease progression, in addition to improving pain and joint function. Also, included in our delivery platform is Premvia™, which is a HyStem® hydrogel formulation for the management of wounds including partial and full-thickness wounds, ulcers, tunneled/undermined wounds, surgical wounds, and burns. Premvia™ was cleared by the FDA via a 510(k) device approval pathway.

In addition to these programs, we are developing HyStem® product enhancements. Current efforts are focused on the development of a frozen liquid product format, which, if successful, will make significant improvements in end-user convenience.

Therapeutic Products in Neurology and Oncology

Asterias is presently focused on advancing three clinical-stage programs, which have the potential to address areas of very high unmet medical need in the fields of neurology and oncology. Asterias’ lead products are:

•	AST-OPC1, a therapy derived from pluripotent stem cells that is currently in a Phase I/IIa clinical trial for spinal cord injuries, with positive early efficacy data reported in September 2016;

•	AST-VAC1, a patient-specific cancer immunotherapy with promising Phase II clinical trial data in AML; and

•	AST-VAC2, a non-patient specific cancer immunotherapy for which the initiation of a Phase I/IIa clinical trial in non-small cell lung cancer is planned for the first half of 2017.

Liquid Biopsies for Diagnosis of Cancer

OncoCyte is developing confirmatory diagnostic tests for lung cancer, breast cancer, and bladder cancer utilizing novel liquid biopsy technology. While current biopsy tests use invasive surgical procedures to provide tissue samples to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte recently conducted a 300-patient study of its lung cancer test. On March 6, 2017, OncoCyte announced the successful completion of the study.

Our Subsidiaries and Our Affiliates

The following table shows our subsidiaries and affiliates, their respective principal fields of business, our percentage ownership, directly and through subsidiaries, as of December 31, 2016, and the country where their principal business is located:

Subsidiaries and Affiliates	Field of Business	BioTime Ownership	Country

Cell Cure Neurosciences Ltd.	Products to treat age-related macular degeneration	62.5%(1)	Israel
ES Cell International Pte. Ltd.	Stem cell products for research, including clinical grade cell lines produced under cGMP	100%	Singapore
LifeMap Sciences, Inc.	Biomedical, gene, disease, and stem cell databases and tools	77.9%	USA
OncoCyte Corporation(2)	Cancer diagnostics	51.1%	USA
OrthoCyte Corporation	Developing bone grafting products for orthopedic diseases and injuries		USA
ReCyte Therapeutics, Inc.	Research and development involved in stem cell-derived endothelial and cardiovascular related progenitor cells for the treatment of vascular disorders, ischemic conditions and brown adipocytes for type-2 diabetes and obesity	94.8%	USA
Asterias Biotherapeutics, Inc.(3)	Therapeutic products derived from pluripotent stem cells, and immunotherapy products. Clinical programs include: AST-OPC1 for spinal cord injury, AST-VAC1 for acute myelogenous leukemia, and AST-VAC2 for non-small cell lung cancer	46%	USA

(1) Includes shares owned by us and ES Cell International Pte. Ltd. Does not include shares that would be owned by us, if we were to convert certain convertible debt into Cell Cure Neurosciences Ltd. ordinary shares.
(2) As of February 17, 2017, we deconsolidated OncoCyte and OncoCyte is no longer a subsidiary of ours as of that date, but remains an affiliate and significant investee of our company.
(3) Since the deconsolidation of Asterias in May 2016, Asterias is an affiliate and significant investee of our company.

We presently own, directly and through our subsidiary ES Cell International Pte. Ltd., approximately 62.5% of the outstanding ordinary shares of Cell Cure Neurosciences Ltd., or Cell Cure. We also hold certain Cell Cure convertible promissory notes that entitle us to acquire additional Cell Cure ordinary shares by converting those notes into ordinary shares. If we were to convert the convertible promissory notes into Cell Cure ordinary shares, and if no other ordinary shares are issued to third parties, our percentage ownership of Cell Cure would increase to 82.3%, based on the number of ordinary shares outstanding on February 28, 2017.  In addition, as of March 9, 2017, we owned 77.9% of the common stock outstanding of LifeMap Sciences, Inc.

We will continue to work on simplifying our corporate, financial and organizational structure to allow us to execute our objectives more efficiently, while also making it much easier for investors, and other external stakeholders, to better understand our company. Our purpose is to deliver therapies for significant unmet, or under-met, needs to patients, while creating value for our investors. We believe that we have several valuable assets within our company, our subsidiaries and our affiliates.

Company Information

We were incorporated in the State of California on November 30, 1990. Our common stock is listed on the NYSE MKT and the Tel Aviv Stock Exchange under the symbol “BTX.” The address of our principal executive office is 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, and our phone number at that address is (510) 521-3390. Our corporate website address is www.biotimeinc.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly  Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including, without limitation, working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and businesses, and investments in our subsidiaries or otherwise. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, if any.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our common stock will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board of Directors deems relevant.

We have in the past distributed common stock of a subsidiary to our shareholders, on a pro rata basis, as a dividend in kind. We may distribute shares of subsidiaries or affiliated companies again in the future and any such distribution will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board of Directors deems relevant.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the computation of our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods presented.  The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the Registration Statement of which this prospectus is part and our historical consolidated financial statements, including the notes to those consolidated financial statements, incorporated by reference in this prospectus.  You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Years Ended December 31, (in thousands)

	2016	2015	2014	2013	2012
Deficiency in earnings required to cover fixed charges	$(11,069)	$(62,615)	$(51,155)	$(56,190)	$(25,306)

Ratio of earnings to fixed charges(1)	-	-	-	-	-

Deficiency in earnings required to cover combined fixed charges and preferred stock dividends	$(11,069)	$(63,030)	$(51,242)	$(56,190)	$(25,306)

Ratio of earnings to fixed charges and preferred dividends(1)	-	-	-	-	-

(1)
We did not record earnings for the years ended 2012 through 2016.  Accordingly, our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for those periods.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are currently authorized to issue an aggregate of 152,000,000 shares of capital stock consisting of 150,000,000 shares of common stock and 2,000,000 shares of preferred stock. There are no shares of preferred stock issued or outstanding. As of March 31, 2017, we had 110,853,742 shares of our common stock issued and outstanding.  As of March 31, 2017, there were 15,210 holders of our common stock.

Common Stock

Each holder of our common stock is entitled to one vote for each outstanding share of common stock owned by the holder on every matter properly submitted to the shareholders for their vote. Subject to the dividend rights of holders of any shares of preferred stock that may be issued from time to time, holders of common stock are entitled to any dividend declared by our Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on our common stock, and it is unlikely that any cash dividends will be declared or paid on any common stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth. Subject to the prior payment of the liquidation preference to holders of any preferred stock that may be issued, holders of our common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of our common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our Board of Directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our Board of Directors in the future may be senior to and have greater rights and preferences than our common stock and may have restrictions on the repurchase or redemption of shares by us.

Anti-takeover Provisions of our Articles of Incorporation and Bylaws and California Law

Our articles of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company, including the following:

Authorized Capital. The issuance of shares of capital stock, or the issuance of rights to purchase shares of capital stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our Board of Directors determined that a takeover proposal was not in the best interest of our shareholders, our Board of Directors could authorize the issuance of preferred stock or common stock without shareholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquirer or insurgent shareholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our articles of incorporation grant our Board of Directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our Board of Directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any transaction or for all purposes;

•	elect directors having terms of office or voting rights greater than those of other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of our company; or

•	exercise other rights designed to impede a takeover.

Alternatively, a change of control transaction deemed by our Board of Directors to be in the best interest of our shareholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

Meetings of Shareholders. Our bylaws provide that only our Board of Directors, the Chairman of our Board of Directors, the President of our company and any one or more shareholders holding at least 10% of the voting power of our company may call special meetings of shareholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Amendment of Articles of Incorporation and Bylaws. The affirmative vote of holders of a majority of the voting power of our outstanding shares of stock will generally be able to amend other provisions of our articles of incorporation and the holders of a majority of the voting power present and entitled to vote will generally be able to amend other provisions of our bylaws. Certain provisions of our bylaws, such as the reduction in the fixed amount of the authorized number of directors, may be amended unless if the votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote.  This will have the effect of making it more difficult to amend our articles of incorporation or bylaws to remove or modify these provisions.

These provisions of our articles of incorporation and bylaws could make it more difficult to acquire of control of us by means of a tender offer, merger, proxy contest or otherwise. Accordingly, these provisions could have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Limitation of Liability and Indemnification of Directors and Officers

Our articles of incorporation provide for the elimination of liability for our directors to the fullest extent permissible under California law. Section 204 of the California Corporations Code, or the California Code, provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

Our bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the California Code and will authorize us to indemnify other employees and agents to the extent and in the manner permitted by the California Code.

In addition, we enter into indemnification agreements with each of our directors and officers. These agreements, among other things, will require us to indemnify and advance expenses to our directors, executive officers and other key employees for certain losses, including attorneys’ fees, judgments, penalties fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors’ and officers’ liability insurance under which our directors and officers are insured against loss as a result of certain claims brought against them in such capacities.

Listing

Our common stock is listed on the NYSE MKT and on the Tel Aviv Stock Exchange under the symbol “BTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 620 115th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in an applicable prospectus supplements. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the Securities and Exchange Commission, or the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplements.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title of the series of debt securities and the ranking;

•	the aggregate principal amount and any limit on that amount;

•	the price at which the debt securities will be issued;

•	the date on which the debt securities mature;

•	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;

•
the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;

•
the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;

•	any redemption or early repayment provisions;

•	any sinking fund or similar provisions;

•	the authorized denominations;

•	any applicable subordination provisions;

•	any guarantees of the securities by our subsidiaries or others;

•	the currency in which we will pay the principal, interest and any premium payments on the debt securities;

•
whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•
any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;

•
the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•	the person to whom and manner in which any interest shall be payable;

•	whether the securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;

•	the securities exchange(s), if any, on which the securities will be listed;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the form (certificated or book-entry);

•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•	additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•
we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and

•	immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•	failure to make sinking fund payments when due;

•
failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•
if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

•	provide for uncertificated debt securities in addition to certificated debt securities;

•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•
add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;

•	establish any additional series of debt securities; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of the debt securities;

•	reduce the rate or change the time for payment of interest;

•	change the fixed maturity date;

•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;

•	make any debt security payable in currency other than that stated in the debt security;

•	waive any existing default or event of default and the resulting consequences;

•	modify the right of any holder to receive payment of principal or interest on any debt security;

•	impair the right of any holder to institute suit for the enforcement of any payment due; or

•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted under “Consolidation, Merger or Sale” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•
we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;

•
all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation; or

•	all outstanding debt securities of any series have become due and payable; and

•	we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•
we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;

•	the deposit will not result in a breach of, or constitute a default under, the indenture;

•
no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

•
we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and

•	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•
we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	the deposit will not result in a breach of, or constitute a default under, the indenture;

•
no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

•
we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and

•	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the series;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;

•	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

•	our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in an applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless an applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

•	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or

•	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in an applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in an applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in an applicable prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with any of our securities. Warrants also may be attached to other securities that we may issue. We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in an applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As of the date of this prospectus, we have warrants to purchase 9,394,862 shares of common stock at a weighted average exercise price of $4.55 per share issued and outstanding that are not registered under the registration statement of which this prospectus is a part.

An applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities, preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the warrant is being exercised, and (2) a properly completed and executed warrant certificate. The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

Governing Law

Unless we provide otherwise in an applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of the rights issued to each security holder;

•	the extent to which the rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies. Our subsidiaries that acquire our securities may also transfer some or all of those securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to compliance with our Related Person Transaction Policy, including approval of our Audit Committee, in the case of any transaction in excess of $120,000, policies established by our Board of Directors with regard to trading in our securities by officers and directors, and applicable rules of the NYSE MKT.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

An applicable prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sales Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in an applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Only underwriters named in an applicable prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in an applicable prospectus supplement relating to those securities.

Sales Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. An applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of the sales will be described in an applicable prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. An applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NYSE MKT. Any shares of common stock sold pursuant to an applicable prospectus supplement will be eligible for listing and trading on the NYSE MKT, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Any such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sales for hedging purposes and any other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in an applicable prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below, or obtained upon payment of the prescribed fees.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov and read and copy them at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (information on operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330).

We also make these documents available on our website at www.biotimeinc.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 29, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2017, February 13, 2017, February 15, 2017, March 28, 2017 and April 4, 2017; and

•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-12830) filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: BioTime, Inc., 1010 Atlantic Avenue, Suite 102, Alameda, California 94501; telephone number: (510) 521-3390. You may also access the documents incorporated by reference in this prospectus through our website at www.biotimeinc.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2017

PROSPECTUS

Up to $25,000,000
Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to the sale of shares of our common stock, no par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor Fitzgerald, acting as sales agent.

Our common stock is listed on the NYSE MKT and on the Tel Aviv Stock Exchange under the symbol “BTX.” On April 4, 2017, the last reported sale price of our common stock on the NYSE MKT was $3.38 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor Fitzgerald will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and Cantor Fitzgerald has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor Fitzgerald is not, making an offer to sell or seeking an offer to buy our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and the base prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. To the extent there is a conflict between the information contained in this prospectus on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless the context otherwise requires, all references in this prospectus to “BioTime, Inc.” “BioTime,” the “Company,” “Registrant,” “we,” “us,” “our” and similar designations refer, collectively, to BioTime, Inc., a California corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus and the accompanying base prospectus carefully, including the “Risk Factors” section contained in this prospectus and the other documents incorporated by reference into this prospectus and in the accompanying base prospectus.  References to “we,” “us,” and “our” mean BioTime, Inc. and its consolidated subsidiaries unless the context otherwise indicates. In this regard, references to “we,” “us,” and “our” in the context of rights or obligations under any contract or agreement mean BioTime, Inc. only and not its consolidated subsidiaries.

Business Overview

We are a clinical-stage biotechnology company focused on developing and commercializing products addressing degenerative diseases. Our clinical programs are based on two platform technologies: pluripotent stem cells and cell and drug delivery platform technologies. The foundation of our core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. The foundation of our cell delivery platform is our HyStem® cell and drug delivery matrix technology. Our current clinical programs are targeting three primary sectors: aesthetics, ophthalmology and cell and drug delivery.

We also have significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc., or Asterias, and OncoCyte Corporation, or OncoCyte, which we founded and which, until recently, were our majority-owned consolidated subsidiaries.  Asterias (NYSE MKT: AST) is presently focused on advancing three clinical-stage programs that have the potential to address areas of very high unmet medical need in the fields of neurology (spinal cord injury) and oncology (Acute Myeloid Leukemia, or AML, and lung cancer). OncoCyte (NYSE MKT: OCX) is developing confirmatory diagnostic tests for lung cancer, breast cancer, and bladder cancer utilizing novel liquid biopsy technology. The combined market value of our holdings in Asterias and OncoCyte was about $161 million as of March 31, 2017.

We are also enabling early-stage programs in new technologies through our own research programs as well as through our subsidiaries and affiliates. These technologies have the potential to improve the treatment of diseases associated with aging, including diseases such as diabetes, and cardiovascular and metabolic disorders that affect large numbers of people. We are also researching other novel technologies that may help the body regenerate certain types of degenerated cells and tissues.

Together with our subsidiaries and affiliates, we currently have seven product candidates in human clinical trials, one of which is in a late-stage, pivotal study in Europe, one cancer diagnostic that is expected to be commercially launched in the U.S. during the second half of 2017 and several early-stage programs that may help address some of the biggest unmet medical needs faced by our aging population.

In addition, we have obtained a collection of pluripotent stem cell assets and a proprietary therapeutic delivery platform with many potential uses. Pluripotent stem cells are capable of becoming any of the cell types in the human body. Cell types derived from pluripotent stem cells have potential applications in many areas of medicine with large unmet patient needs, including various tissue injuries and age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals which almost always require a molecular target, cell therapy strategies use cell types derived from pluripotent stem cells to regenerate, replace or augment affected cells and tissues, and therefore may have broader applicability and impact than traditional pharmaceutical products. Our pluripotent stem cell technology is complemented by our HyStem® technology, which includes a family of unique, biocompatible resorbable hydrogels to deliver bioactive compositions for therapeutic benefit. HyStem® was designed to enable the effective transfer, engraftment and metabolic support for cells, whether derived from pluripotent stem cells or from a patient’s own somatic or adult stem cells.  The flexibility of the HyStem® technology also allows for direct therapeutic use and the sustained delivery of therapeutics.

Our near term therapeutic focus is in three core areas of aesthetics, ophthalmology, and cell and drug delivery. In addition, we, through our subsidiaries and affiliates, also focus on therapeutic products in neurology and oncology and liquid biopsies for diagnosis of cancer.

Facial Aesthetics

Renevia®, our lead facial aesthetics product, is a potential treatment for facial lipoatrophy. “Lipoatrophy” is another word for “fat loss or deficiency.” It is currently in a pivotal clinical trial in Europe to assess its safety and efficacy in restoring normal skin contours in patients whose subcutaneous fat, or adipose tissue, has been lost due to the use of certain drugs often used to treat patients with HIV. While this pivotal trial, if successful, is expected to enable a filing for marketing authorization in the European Union, we see this trial as supportive of U.S. development of Renevia®, for a much larger market opportunity, for treating additional forms of facial volume restorations, whether from drugs, trauma or aging. Renevia® consists of our cell-transplantation delivery matrix (HyStem®) combined with the patient’s own adipose progenitor cells. Developed as an alternative for traditional fat transfer procedures, Renevia® is designed to mimic the naturally-occurring extracellular matrix and provide a 3-D scaffold that enables effective cell transplant, engraftment and proliferation. Renevia®, is being developed with the goal of providing a natural, long-lasting improvement to the patient’s skin contouring.

Ophthalmology

OpRegen® is our lead product for ophthalmological disorders. It is a suspension of retinal pigment epithelial, or RPE, cells that are derived from pluripotent stem cells. RPE cells form the back lining of the retina, and support the function of photoreceptors (rods and cones). RPE cells can be damaged and lost in various forms of retinal degeneration. The OpRegen® therapeutic approach is to replace damaged or lost RPE cells and possibly slow disease progression and/or preserve or restore visual function. It is currently in a Phase I/IIa clinical trial for the treatment of the dry form of age-related macular degeneration, or AMD. AMD affects approximately 1.6 million newly diagnosed people annually in the U.S. and is the leading cause of blindness in people over the age of 60. Approximately 90 percent of AMD patients suffer from the dry form, for which the U.S. Food and Drug Administration, or FDA, has not approved any therapies.

In February 2017, we expanded our ophthalmology portfolio through the acquisition of exclusive global rights to technology from University of Pittsburgh through the execution of an exclusive license agreement. This technology allows the generation of three-dimensional laminated human retinal tissue derived from human pluripotent stem cells. This tissue contains all the cell types and layers of the human retina and has shown evidence of functional integration in proof of concept animal models for advanced retinal degeneration. The technology is being developed for implantation in patients to potentially treat or prevent a variety of retinal degenerative diseases.

Cell and Drug Delivery

In addition to Renevia®, we have two additional primary programs utilizing our proprietary HyStem® technology. HyStem®-BDNF is a preclinical development program for the delivery of recombinant human brain-derived neurotrophic factor, or BDNF, directly into the stroke cavity of patients with the goal of aiding in tissue repair and functional recovery. ReGlyde™ is in preclinical development as a device for viscosupplementation and a combination product for drug delivery in osteoarthritis, or OA. The viscosupplementation device program aims to administer ReGlyde™ directly into affected OA joints provide joint lubrication to reduce pain and improve quality of life. The drug delivery programs seek to enable the sustained release of therapeutics in affected OA joints to slow or reverse disease progression, in addition to improving pain and joint function. Also, included in our delivery platform is Premvia™, which is a HyStem® hydrogel formulation for the management of wounds including partial and full-thickness wounds, ulcers, tunneled/undermined wounds, surgical wounds, and burns. Premvia™ was cleared by the FDA via a 510(k) device approval pathway.

In addition to these programs, we are developing HyStem® product enhancements. Current efforts are focused on the development of a frozen liquid product format, which, if successful, will make significant improvements in end-user convenience.

Therapeutic Products in Neurology and Oncology

Asterias is presently focused on advancing three clinical-stage programs, which have the potential to address areas of very high unmet medical need in the fields of neurology and oncology. Asterias’ lead products are:

•	AST-OPC1, a therapy derived from pluripotent stem cells that is currently in a Phase I/IIa clinical trial for spinal cord injuries, with positive early efficacy data reported in September 2016;

•	AST-VAC1, a patient-specific cancer immunotherapy with promising Phase II clinical trial data in AML; and

•	AST-VAC2, a non-patient specific cancer immunotherapy for which the initiation of a Phase I/IIa clinical trial in non-small cell lung cancer is planned for the first half of 2017.

Liquid Biopsies for Diagnosis of Cancer

OncoCyte is developing confirmatory diagnostic tests for lung cancer, breast cancer, and bladder cancer utilizing novel liquid biopsy technology. While current biopsy tests use invasive surgical procedures to provide tissue samples to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte recently conducted a 300-patient study of its lung cancer test. On March 6, 2017, OncoCyte announced the successful completion of the study.

Our Subsidiaries and Our Affiliates

The following table shows our subsidiaries and affiliates, their respective principal fields of business, our percentage ownership, directly and through subsidiaries, as of December 31, 2016, and the country where their principal business is located:

Subsidiaries and Affiliates	Field of Business	BioTime Ownership	Country

Cell Cure Neurosciences Ltd.	Products to treat age-related macular degeneration	62.5%(1)	Israel
ES Cell International Pte. Ltd.	Stem cell products for research, including clinical grade cell lines produced under cGMP	100%	Singapore
LifeMap Sciences, Inc.	Biomedical, gene, disease, and stem cell databases and tools	77.9%	USA
OncoCyte Corporation(2)	Cancer diagnostics	51.1%	USA
OrthoCyte Corporation	Developing bone grafting products for orthopedic diseases and injuries		USA
ReCyte Therapeutics, Inc.	Research and development involved in stem cell-derived endothelial and cardiovascular related progenitor cells for the treatment of vascular disorders, ischemic conditions and brown adipocytes for type-2 diabetes and obesity	94.8%	USA
Asterias Biotherapeutics, Inc.(3)	Therapeutic products derived from pluripotent stem cells, and immunotherapy products. Clinical programs include: AST-OPC1 for spinal cord injury, AST-VAC1 for acute myelogenous leukemia, and AST-VAC2 for non-small cell lung cancer	46%	USA

(1) Includes shares owned by us and ES Cell International Pte. Ltd. Does not include shares that would be owned by us, if we were to convert certain convertible debt into Cell Cure Neurosciences Ltd. ordinary shares.
(2) As of February 17, 2017, we deconsolidated OncoCyte and OncoCyte is no longer a subsidiary of ours as of that date, but remains an affiliate and significant investee of our company.
(3) Since the deconsolidation of Asterias in May 2016, Asterias is an affiliate and significant investee of our company.

We presently own, directly and through our subsidiary ES Cell International Pte. Ltd., approximately 62.5% of the outstanding ordinary shares of Cell Cure Neurosciences Ltd., or Cell Cure. We also hold certain Cell Cure convertible promissory notes that entitle us to acquire additional Cell Cure ordinary shares by converting those notes into ordinary shares. If we were to convert the convertible promissory notes into Cell Cure ordinary shares, and if no other ordinary shares are issued to third parties, our percentage ownership of Cell Cure would increase to 82.3%, based on the number of ordinary shares outstanding on February 28, 2017.  In addition, as of March 9, 2017, we owned 77.9% of the common stock outstanding of LifeMap Sciences, Inc.

We will continue to work on simplifying our corporate, financial and organizational structure to allow us to execute our objectives more efficiently, while also making it much easier for investors, and other external stakeholders, to better understand our company. Our purpose is to deliver therapies for significant unmet, or under-met, needs to patients, while creating value for our investors. We believe that we have several valuable assets within our company, our subsidiaries and our affiliates.

Company Information

We were incorporated in the State of California on November 30, 1990. Our common stock is listed on the NYSE MKT and the Tel Aviv Stock Exchange under the symbol “BTX.” The address of our principal executive office is 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, and our phone number at that address is (510) 521-3390. Our corporate website address is www.biotimeinc.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding after this offering
Up to 110,172,988 shares (as more fully described in the notes following this table), assuming sales of 7,396,449 shares of our common stock in this offering at an offering price of $3.38 per share, which was the last reported sale price of our common stock on the NYSE MKT on April 4, 2017. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-10 of this prospectus.

Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, to fund clinical trials, research and development activities and for general working capital. See “Use of Proceeds” on page S-8 of this prospectus.

Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our common stock.

NYSE MKT symbol	“BTX”

Unless we indicate otherwise, all information in this prospectus is based on 102,776,539 shares of common stock outstanding as of December 31, 2016 and excludes as of that date:

•	warrants to purchase 9,394,862 shares of common stock at a weighted average exercise price of $4.55 per share;

•
options under our 2002 Stock Option Plan, or the 2002 Plan, and our 2012 Equity Incentive Plan, or the 2012 Plan, to purchase 6,958,458 shares of our common stock, with a weighted average exercise price of $3.60 per share;

•	100,000 restricted stock units issued to certain executives under our 2012 Plan; and

•	2,894,000 shares of common stock available for issuance under our 2002 Plan and our 2012 Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC and incorporated by reference in this prospectus and the accompanying base prospectus, together with all of the other information contained in this prospectus and the accompanying base prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, to fund clinical trials, research and development activities and for general working capital. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-8 of this prospectus for further information.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 7,396,449 shares of our common stock are sold at a price of $3.38 per share, the last reported sale price of our common stock on the NYSE MKT on April 4, 2017, for aggregate gross proceeds of approximately $25,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.07 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2016 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants could result in further dilution of your investment. Please see the section entitled “Dilution” on page S-9 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to our shareholders for the foreseeable future.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus and the accompanying base prospectus, and in any documents incorporated by reference herein and therein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering primarily for general corporate purposes, including, without limitation, to fund clinical trials of products we are developing, to finance our research and develop programs, and for general working capital. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our common stock.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2016.

Our historical net tangible book value at December 31, 2016 was $120.3 million or approximately $1.17 per share of our common stock. After giving effect to the sale of our common stock in the aggregate amount of $25.0 million in this offering at an assumed offering price of $3.38 per share, the last reported sale price of our common stock on the NYSE MKT on April 4, 2017, and after deducting estimated offering expenses and commissions payable by us, our adjusted net tangible book value as of December 31, 2016 would have been approximately $144.4 million, or approximately $1.31 per share of our common stock. This represents an immediate increase in the net tangible book value of $0.14 per share of our common stock to our existing shareholders and an immediate dilution in net tangible book value of approximately $2.07 per share of our common stock to new investors. The following table illustrates per share dilution:

Assumed public offering price per share		$3.38

Net tangible book value per share as of December 31, 2016	$1.17

Increase in net tangible book value per share attributable to this offering	$0.14

Adjusted net tangible book value per share as of December 31, 2016, after giving effect to this offering		$1.31

Dilution per share to new investors purchasing shares in this offering		$2.07

The table above assumes for illustrative purposes that an aggregate of 7,396,449 shares of our common stock are sold at a price of $3.38 per share, the last reported sale price of our common stock on the NYSE MKT on April 4, 2017, for aggregate gross proceeds of $25.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.38 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.33 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.05 per share, after deducting estimated offering expenses and commissions payable by us.

A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.38 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25.0 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $1.27 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.11 per share, after deducting estimated offering expenses and commissions payable by us. This information is supplied for illustrative purposes only.

The above discussion and table is based on 102,776,539 shares of common stock outstanding as of December 31, 2016 and excludes as of that date:

•	warrants to purchase 9,394,862 shares of common stock at a weighted average exercise price of $4.55 per share;

•
options under our 2002 Stock Option Plan, or the 2002 Plan, and our 2012 Equity Incentive Plan, or the 2012 Plan, to purchase 6,958,458 shares of our common stock, with a weighted average exercise price of $3.60 per share;

•	100,000 restricted stock units issued to certain executives under our 2012 Plan; and

•	2,894,000 shares of common stock available for issuance under our 2002 Plan and our 2012 Plan.

To the extent that outstanding options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Cantor Fitzgerald acting as sales agent. Sales of the shares of our common stock, if any, may be made on the NYSE MKT at market prices and such other sales as agreed upon by us and Cantor Fitzgerald. The Sales Agreement has been filed as an exhibit to our Registration Statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may offer and sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. We may instruct Cantor Fitzgerald not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed, under certain circumstances, to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and expenses of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding commissions and expense reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will act as sales agent and use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our subsidiaries or affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file quarterly, annual, and current reports and proxy statements and other information with the SEC. You may read and copy any materials we file with SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

We make available free of charge on or through our Internet website www.biotimeinc.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and the accompanying base prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, as amended by our Annual Report on Form 10-K/A, filed with the SEC on March 29, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2017, February 13, 2017, February 15, 2017, March 28, 2017 and April 4, 2017; and

•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-12830) filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus supplement. You should direct any requests for documents to BioTime, Inc., Attention: Secretary, 1010 Atlantic Avenue, Suite 102, Alameda, California 94501; (510) 521-3390.

You should rely only on information contained in, or incorporated by reference into, this prospectus and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or the accompanying base prospectus, or incorporated by reference in this prospectus or the accompanying base prospectus. We are is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $25,000,000
Common Stock

PROSPECTUS

, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration Fee	$8,692.50
Printing Fees and Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent’s Fees and Expenses	*
Miscellaneous Expenses	*
Total Expenses:	*

*These fees and expenses depend on the types of securities offered and the number of offerings, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 317 of the California Corporations Code, or the California Code, provides for the indemnification of directors, officers, employees, and other agents of corporations under certain conditions subject to certain limitations. In addition, Section 204(a)(10) of the California Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Our Articles of Incorporation, as amended to date, contains provisions for the indemnification of directors, officers, employees and other agents within the limitations permitted by Section 317 and for the limitation on the personal liability of directors permitted by Section 204(b)(10), subject to the exceptions required thereby.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned undertakes:

(a)           To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(e)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934  (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on April 6, 2017.

BIOTIME, INC.

By:	/s/ Michael D. West, Ph.D.
Michael D. West, Ph.D.
Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. West, Ph.D. and Russell Skibsted, and each of them, such person’s true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael D. West, Ph.D.	Co-Chief Executive Officer and	April 6, 2017
MICHAEL D. WEST, PH.D.	Director (Principal Executive Officer)

/s/ Aditya Mohanty	Co-Chief Executive Officer and	April 6, 2017
ADITYA MOHANTY	Director (Principal Executive Officer)

/s/ Russell Skibsted	Chief Financial Officer (Principal	April 6, 2017
RUSSELL SKIBSTED	Financial and Accounting Officer)

/s/ Neal C. Bradsher	Director	April 6, 2017
NEAL C. BRADSHER

/s/ Deborah Andrews	Director	April 6, 2017
DEBORAH ANDREWS

/s/ Stephen C. Farrell	Director	April 6, 2017
STEPHEN C. FARRELL

/s/ Alfred D. Kingsley	Director	April 6, 2017
ALFRED D. KINGSLEY

/s/ Michael H. Mulroy	Director	April 6, 2017
MICHAEL H. MULROY

/s/ Angus C. Russell	Director	April 6, 2017
ANGUS C. RUSSELL

/s/ David Schlachet	Director	April 6, 2017
DAVID SCHLACHET

EXHIBIT INDEX

Exhibit No.	Description
1.1+	Form of Underwriting Agreement.

1.2*	Controlled Equity OfferingSM Sales Agreement, dated as of April 6, 2017, between the Registrant and Cantor Fitzgerald & Co.

3.1
Articles of Incorporation of the Registrant, as amended to date, as filed with the Secretary of State of the State of California (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

3.2
Bylaws of the Registrant, as amended (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File Number 33-48717 and Post-Effective Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 22, 1992, and August 27, 1992, respectively).

4.1
Specimen Common Stock Certificate of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively).

4.2+	Form of Preferred Stock Certificate of the Registrant.

4.3+	Form of Certificate of Designation of Preferred Stock of the Registrant.

4.4*	Form of Indenture.

4.5+	Form of Debt Security.

4.6+	Form of Warrant Agreement, including form of Warrant Certificate.

4.7+	Form of Unit Agreement and Unit Certificate, if any.

4.8+	Form of Right Agreement and Right Certificate, if any.

5.1*	Opinion of K&L Gates LLP, counsel to the Registrant.

5.2*	Opinion of K&L Gates LLP, counsel to the Registrant, relating to the sales agreement prospectus.

12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of OUM & Co. LLP, independent registered public accounting firm.

23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1).

23.3*	Consent of K&L Gates LLP (included in Exhibit 5.2).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended.

+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
*	Filed herewith.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.